Exhibit 10.21

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

REVISED AND RESTATED MASTER EXCLUSIVE LICENSE AGREEMENT BETWEEN OHSU AND TOMEGAVAX, INC.

1.	BACKGROUND	2

2.	DEFINITIONS	2

3.	GRANT OF RIGHTS	4

4.	PAYMENTS	5

5.	SUBLICENSING	9

6.	COMMERCIALIZATION	9

7.	RESTRICTIONS	10

8.	BOOKS, RECORDS AND REPORTS	11

9.	CONFIDENTIAL INFORMATION	12

10.	PROSECUTION, DEFENSE AND MAINTENANCE OF PATENTS	12

11.	PATENT ENFORCEMENT	14

12.	REPRESENTATIONS, WARRANTIES AND DISCLAIMERS	15

13.	INSURANCE	16

14.	INDEMNIFICATION	16

15.	TERM AND TERMINATION	16

16.	GENERAL PROVISIONS	18

APPENDIX A: COMMERCIAL DEVELOPMENT PLAN
APPENDIX B: ANNUAL UPDATE TO COMMERCIAL DEVELOPMENT PLAN
APPENDIX C: QUARTERLY REPORT
APPENDIX D: BUSINESS PLAN
APPENDIX E: STARTUP REPORTING
APPENDIX F: STOCK ACQUISITION AGREEMENT
APPENDIX G: FORM OF EXCLUSIVE LICENSE FOR FUTURE JOINT PATENTS

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REVISED AND RESTATED MASTER EXCLUSIVE LICENSE AGREEMENT

This Revised and Restated Master Exclusive License Agreement (this “Agreement”), is between the Oregon Health & Science University, having offices at 0690 SW Bancroft Street, Portland, Oregon 97239 (“OHSU”), and TomegaVax, Inc., having offices at 12909 SW 68th Parkway, Suite 430, Portland, Oregon 97223-8387 (“Licensee”). OHSU and Licensee are herein referred to each as a “Party” and collectively as the “Parties.” This Agreement shall replace in its entirety the Master Exclusive License Agreement between the Parties, dated and effective as of June 22, 2012 (the “Effective Date”). The Effective Date for this Agreement shall remain the same as for the Master Exclusive License Agreement.

1. BACKGROUND

1.1	OHSU has certain inventions and discoveries generally described as cytomegalovirus (“CMV”) vectors for use in vaccine development.

1.2

OHSU intends to include OHSU inventions, discoveries, know-how and patent rights based on the use of CMV vaccine vectors (each an “Invention” and collectively the “Inventions”) to this Agreement through the execution of addendums (each particular addendum herein referred to as a “Technology Addendum”).

1.3	OHSU desires the Inventions to be utilized for the public benefit to the fullest extent possible.

1.4	Licensee intends to bring together the scientific and business talent, facilities and capital to develop and market products and processes based upon the Inventions.

1.5	Licensee wishes to obtain from OHSU, and OHSU is willing to grant to Licensee, a license to exploit the Inventions subject to the terms and conditions set forth below.

2.	DEFINITIONS

2.1

“Affiliate” means any entity that controls, is controlled by or is under common control with Licensee, where “control” means beneficial ownership of more than 50% of the outstanding voting securities of an entity, the right to receive 50% or more of the profits or earnings, or the ability otherwise to elect a majority of the board of directors or other managing authority.

2.2

“Change of Control” means (a) the acquisition, either directly or indirectly, through one or a series of transactions by any third party of more than fifty percent of the voting stock of Licensee; (b) any merger or consolidation involving Licensee that requires a vote of the stockholders of Licensee; or (c) the transfer to any third party of all or substantially all the assets of Licensee relating to the subject matter of this Agreement.

2.3

“Commercial Development Plan” means a written plan submitted by Licensee describing the details of how and when Licensee will commercially develop and exploit the Licensed Technologies, attached hereto in Appendix A, and as updated pursuant to Section 6.2 of the Agreement.

2.4

“Confidential Information” means all information and materials provided by one Party (“Disclosing Party”) to the other (“Recipient”) and designated as confidential by Disclosing Party when provided. The term “Confidential Information” does not include any information or materials

CONFIDENTIAL	Page 2 of 30

that the Recipient demonstrates (a) is or becomes part of the public domain through no fault of the Recipient or anyone receiving the Confidential Information from Recipient; (b) was already known to Recipient prior to disclosure as demonstrated through adequate written records; (c) is disclosed to Recipient by a third party who has the right to make such disclosure; or (d) through adequate written records to have been developed independently of knowledge of or access to the Confidential Information. The specific terms and conditions of this Agreement are Confidential Information, but the existence of the Agreement and Field of Use are not.

2.5	“Developed Country” means any country that is not identified as a Least Developed Country as defined herein.

2.6	“Field of Use” shall have the meaning set forth in each Technology Addendum.

2.7	“Inventors” means the individuals listed as inventors on any patent application or issued patent included within the Patent Rights.

2.8	“Know-How” shall have the meaning set forth in each Technology Addendum.

2.9

“Least Developed Countries” means each country identified as a low-income economy by the World Bank Group and by the United Nations on their respective websites at the time the Licensed Product is transferred.

2.10	“Licensed Product” shall have the meaning set forth in each Technology Addendum.

2.11	“Licensed Technology” shall have the meaning set forth in each Technology Addendum, and together shall be referred to as the “Licensed Technologies.”

2.12

“Net Sales” means the gross invoiced amount, and/or the monetary equivalent of any other consideration actually received by Licensee and/or its Sublicensees, for the transfer of a Licensed Product, less any of the following items that are itemized on the relevant invoice or which Licensee [***]:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

[***]. If Licensee or Sublicensee determines the resale price for subsequent transfers of Licensed Product, then Net Sales will be calculated based on the resale invoiced amount. If Licensee or Sublicensees sell the Licensed Products with any other goods or services, Net Sales will be calculated based on the [***]. Net Sales accrue at the first of delivery or invoice.

2.13

“Patent Costs” means all out-of-pocket costs and expenses incurred by OHSU in connection with the preparation, filing, prosecution, defense, including interference and opposition proceedings, and maintenance of the Patent Rights.

2.14	“Patent Rights” shall have the meaning set forth in each Technology Addendum.

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2.15

“Sublicensees” means any person or entity including an Affiliate that directly or indirectly obtains any rights in or to Licensed Technology from Licensee in order to develop and/or sell a Licensed Product, including by an agreement not to assert rights, other than solely from the purchase of Licensed Product.

2.16

“Term” means the period beginning on the Effective Date and ending on the date when (a) the last patent and patent application included within the Patent Rights have expired, been abandoned, or been finally adjudicated as invalid or unenforceable by a non-appealable order; or (b) 10 years, whichever is later.

2.17	“Vaccine Licensed Product” shall have the meaning as set forth in Section 4.6 herein.

3.	GRANT OF RIGHTS

3.1	Licenses

(a)

Exclusive Patent License. Subject to the terms and conditions of this Agreement and Licensee’s compliance therewith, OHSU grants to Licensee an exclusive, worldwide and nontransferable (except as provided below) license in the Field of Use under the Patent Rights, to make, have made, use, offer to sell, sell, have sold, export and import Licensed Products for the Field of Use.

(b)

Non-Exclusive Know-How License. Subject to the terms and conditions of this Agreement and Licensee’s compliance therewith, OHSU grants to Licensee a nonexclusive and nontransferable (except as provided below) license in the Field of Use to use the Know- How to make, have made, offer to sell, sell and import Licensed Products for the Field of Use. OHSU has made the Know-How reasonably available to Licensee on an “AS IS, WHERE IS” basis. OHSU has no other obligation with respect to the Know-How.

(c)

Sublicense. Licensee will have the right to grant sublicenses under the rights conveyed in Sections 3.1(a) and (b) as set forth in Section 5. If an Affiliate of Licensee desires to practice any Licensed Technology, such Affiliate must become a Sublicensee hereunder.

(d)

Limited License. OHSU has not authorized any products or processes other than Licensed Products made, used, sold and imported in compliance with this Agreement and Licensee agrees not to practice or have practiced OHSU’s rights in contravention therewith. All conveyances of the rights licensed in this Section 3.1, including sublicenses, assignments and transfers will be consistent with the terms and conditions of this Agreement or will be null and void.

(e)

Future Joint Patents. Licensee shall have the option to exclusively license from OHSU any future patent applications and/or foreign counterparts (including continuations, continuations-in-part and divisionals, patents issuing from any of the foregoing, and reissues, extensions, supplementary protection certificates, substitute applications, and reexaminations of any of the foregoing) that are [***]. Licensee must notify OHSU of its intention to exercise this option within [***], otherwise OHSU is free to license its rights in any such [***] patent application to a third party. For purposes of clarity, any such option exercise shall apply to all the foreign counterpart of such patent application.

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3.2	Retained Rights.

(a)

OHSU reserves the right to (i) practice and have practiced the Licensed Technologies for non-commercial research, education and/or non-profit patient care purposes, including granting nonexclusive licenses and distributing biological and other materials related to the Licensed Technologies to other universities, academic institutions and non-profit research organizations and publishing any scientific findings or other information relating to or including the Licensed Technologies; and (ii) all right, title and interest in and to the Licensed Technologies not expressly granted in Section 3.1. OHSU shall provide a copy of all requests for biological and other materials related to the Licensed Technologies to Licensee in order to keep Licensee informed as to the other parties who may be receiving such materials. [***]

(b)

This Agreement does not confer any right, title or interest, including any license or rights by implication, estoppel or otherwise, in tangible or intangible property rights, including any patents, know-how or other inventions or discoveries, that are not explicitly granted to Licensee in Section 3.1, and OHSU expressly retains those rights.

(c)

Patent exhaustion will not apply for any unauthorized sale, and Licensee will provide notice of the Field of Use restrictions to all entities, including Sublicensees and customers to prevent exhaustion of the Patent Rights and any implied license.

3.3

Government Rights. OHSU may have obtained and may in the future obtain funding from an agency of the U.S. Government. All rights granted are subject to the rights of and obligations to the U.S. Government, and Licensee agrees to comply and enable OHSU to comply therewith, including as set forth in 35 U.S.C. Section 200 et seq., regarding substantial manufacture of Licensed Products in the U.S.. Licensee shall report to OHSU in writing whether or not Licensee and each of its Sublicensees is a “small business firm” as defined by the Small Business Administration for the purposes under the Bayh-Dole Act 37 C.F.R. 5401.14(a)(5) in each Annual Report to OHSU.

4.	PAYMENTS

As partial consideration for the rights granted to Licensee under this Agreement, Licensee will pay OHSU the following:

4.1

Upfront License Payment. Within [***] of the Effective Date, Licensee will issue to OHSU an amount of shares of the common stock of Licensee that at the time of the issuance equals [***] of the issued and outstanding shares of common stock of Licensee on a fully diluted basis, pursuant to the form of stock acquisition agreement attached hereto as Appendix F. This upfront license payment will satisfy obligations of Licensee under the OHSU Springboard Program.

4.2

Milestone Payments. Licensee will pay OHSU the following amounts within [***] of Licensee or any Sublicensee achieving each of the following milestones in the development of prophylactic and therapeutic vaccines:

[***]

4.3

Royalty Payments. Licensee will pay OHSU a continuing royalty as set forth below. No multiple royalty payments will be payable to OHSU because a Licensed Product may be covered by more than one patent or patent application included within the Patent Rights or may embody the use of both Patent Rights and Know-How. Royalty payments are due and payable within 30 days after the end of the calendar quarter in which the Net Sale occurred and must be accompanied by a Quarterly Report as more fully described in Section 8.2 below.

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4.3.1	[***].

4.3.2	[***].

4.3.3	[***].

4.3.4	The royalty percentage will be reduced [***] where the Licensed Product involved in such Net Sales embodies solely Know-How and none of the Patent Rights.

4.3.5	For Net Sales [***] for purposes of calculating the royalties due to OHSU.

4.3.6	After the ten-year anniversary of this Agreement, royalties shall not apply to any Licensed Product for which no Patent Rights apply worldwide.

4.3.7

If the event that royalty payable on Net Sales for any Licensed Product in any country would exceed [***] of the royalty payment received by the Licensee from the Sublicensee for such Net Sales, the royalty payable to the OHSU from the Licensee shall alternatively be [***].

4.4

Third Party Royalties. If Licensee is required to pay royalties to a third party in order to sell a Licensed Product as a result of [***], Licensee may credit against royalties otherwise required to be paid to OHSU on such Licensed Product [***] of the amount otherwise due and payable to OHSU on such Licensed Product. However, in no event shall the royalties due OHSU be reduced by more than [***].

4.5

Combination Products. If the Parties agree that any Licensed Product should be sold in combination with other products or processes (“Other Products”), then Net Sales shall be calculated on the following basis:

(a)

if such Licensed Product and Other Products have each been sold separately, the total price of the combination multiplied by the ratio of the separate prices of the specific Licensed Product over the Other Products;

(b)

if such Licensed Product has been sold separately but the Other Products have not, the price of the combination multiplied by the ratio of the separate price of the specific Licensed Product to the price of the combination; or

(d)	if such Licensed Product has not been sold separately, then the Parties agree [***].

(e)	However, in no event shall [***].

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4.6

License Maintenance Payments. Beginning on the [***] anniversary of the Effective Date and until the first Net Sale in a Developed Country of any Licensed Product that is a prophylactic or therapeutic vaccine (a “Vaccine Licensed Product”), Licensee will pay OHSU a license maintenance payment of [***] by each anniversary of the Effective Date.

4.7

Minimum Royalty Payments. Commencing on the first January 1 to occur after the first Net Sale of any Vaccine Licensed Product in a Developed Country, and for each year thereafter, Licensee will pay to OHSU minimum annual royalties specified below. OHSU will credit payment of minimum royalties received against any subsequent royalty payments made by Licensee for any Licensed Products, but only for the year in which the minimum annual royalty was received. Minimum annual royalties are not due on a Licensed Product by Licensed Product basis, but instead the single minimum annual royalty payment per year is creditable against any subsequent royalty payments made by Licensee for all Licensed Products sold during that year.

4.7.1	[***];

4.7.2	[***];

4.7.3	[***].

4.8

Sublicensee Payments. License will pay OHSU [***] received from a Sublicensee, whether in the form of money, equipment, property or any other cash or noncash consideration, other than sales generating royalty payments to OHSU pursuant to Section 4.3 and payments made in consideration of equity or debt securities of Licensee at fair market value. The Parties will [***], and Licensee will pay OHSU such amount by the end of such [***]. However, such remuneration shall not include any reimbursements of research and development costs incurred by Licensee. Licensee shall not be required to pay both a sublicensing payment and a Milestone Payment under Section 4.2 to OHSU on remuneration received by Licensee from a Sublicensee for the same milestone. Instead, Licensee shall pay [***]. For example, if Sublicensee pays Licensee a milestone payment based on Sublicensees [***]. If at the time of any Sublicense signing, Licensee has already made milestone payments to OHSU for one or more vaccine programs associated with the Sublicense, those amounts will be subtracted from the total upfront remuneration received by Licensee prior to calculating the [***] sublicensing fee that Licensee would owe OHSU. Subsequent to the signing of any Sublicense, Licensee will pay to OHSU the [***]. [***]

4.9	Reimbursement of Patent Costs.

4.9.1

Within [***] after the occurrence of each of the following events, whether any such event occurs prior to or after the Effective Date, Licensee will pay OHSU the following payments towards Patent Costs incurred by OHSU covering the Licensed Technologies. Patent Costs incurred by OHSU on each Technology are detailed in each Technology Addendum.

Event	Payment
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

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4.9.2

Beginning on the [***] of the Effective Date, Licensee will pay OHSU [***] by each anniversary of the Effective Date towards reimbursement of Patent Costs incurred by OHSU. Any amounts paid under this Section 4.9.2 will offset the total unreimbursed Patent Costs incurred by OHSU.

4.9.3	Upon the [***] of the Effective Date, Licensee will pay OHSU for [***] of the Effective Date.

4.9.4	Licensee agrees to reimburse OHSU for all Patent Costs incurred after the signing date of this Agreement within [***] unless Licensee has surrendered its rights under Section 10.4 of the Agreement.

4.10	Payment Terms.

(a)	Any payments in a Technology Addendum may be in addition to and/or supersede the payments in this Agreement.

(b)

Except as expressly provided in Section 4.7and Section 4.8, all payments are nonrefundable and noncreditable, and due and payable to OHSU by Licensee on the date specified in this Agreement. In the event no date is specified, payment is due within [***] from the date of the invoice.

(c)	Any unpaid invoices or payments will incur a late fee of [***] until paid. Acceptance of late payments does not negate or waive OHSU’s right to seek any other remedy in law, equity or otherwise.

(d)

All amounts payable to OHSU under this Agreement are payable in United States dollars, including royalties based on Net Sales in foreign countries and sublicensee payments payable by Sublicensees located in foreign countries.

(e)

United States dollar amounts will be calculated using the foreign exchange rate published in The Wall Street Journal in effect for that foreign currency on the last business day of the reporting period to which the payment relates, and all fees in connection with making the payment will be borne by Licensee.

(f)	Licensee will[ [***] by Licensee and Sublicensees.

(g)

All amounts payable to OHSU under this Agreement are net of all taxes and other charges, and Licensee will be responsible for paying all taxes, fees and other charges levied by any taxing authority on account of license payments, royalties or any other sums payable under this Agreement. Licensee will deliver copies of all official tax receipts.

(h)

All payments required under this Agreement will be delivered by hand, by overnight courier, or by first class, registered or certified mail, properly addressed to OHSU at the address listed in Section 16.1 below.

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5.	SUBLICENSING

5.1

Method of Granting a Sublicense. Subject to the terms and conditions of this Agreement and Licensee’s compliance therewith, Licensee may grant sublicenses under this Agreement or any Technology Addendum to Sublicensees by entering into a written sublicense agreement (a) that names OHSU as a third party beneficiary; (b) is consistent with all terms and conditions of this Agreement, including Sections 7 (Restrictions), 8 (Books, Records and Reports), 9 (Confidential Information), 12 (Representations, Warranties and Disclaimers) and 14 (Indemnification); and (c) provides that it will terminate upon the earlier of the termination or expiration of this Agreement or the term of the specific Technology Addendum covered by such sublicense. If Sublicensee wishes to continue to practice any Licensed Technology after the termination of this Agreement or any Technology Addendum, then OHSU and Sublicensee will negotiate a separate license with substantially similar terms to those in this Agreement and Technology Addendums.

5.2

Duty to Deliver a Copy of the Sublicense Agreement to OHSU. Within [***] after the execution of each sublicense agreement and any amendment thereof, Licensee will deliver to OHSU a copy of that sublicense agreement and/or amendment to OHSU.

5.3	Liability. Licensee remains liable for Sublicensee’s compliance with the terms and conditions of this Agreement, and OHSU has the right to audit Sublicensee’s compliance.

6.	COMMERCIALIZATION

6.1

Diligence. Licensee will diligently develop, manufacture or have manufactured, market and sell Licensed Products as soon as practicable consistent with reasonable business practices and judgment and any obligations to the U.S. government specified in Section 3.3, including:

[***]

Licensee may [***] and any such [***] will replace the corresponding diligence target(s) in this Section unless [***] of the submission of the Commercial Development Plan Update that it does not approve of one or more of the revisions contained in the Commercial Development Plan Update. OHSU shall not unreasonably withhold approval of any such revisions. Additional diligence benchmarks may be included in each Technology Addendum.

6.2

Commercial Development Plan Update. Furthermore, Licensee will perform substantially as described in the Commercial Development Plan and submit to OHSU within [***] after the end of each calendar year an updated Commercial Development Plan that includes the information substantially in the form attached as Appendix B, certified as accurate by an officer of Licensee, and reasonably acceptable to OHSU.

For any Licensed Technologies whose commercial development is not included in the existing Commercial Development Plan, Licensee shall (i) either amend the current version of the Commercial Development Plan to include all Licensed Technologies, or (ii) include a separate Commercial Development Plan for each such Licensed Technology in the respective Technology Addendum.

6.3

Licensee’s Business Plan. Commensurate with the execution of this Agreement, Licensee has provided OHSU with a copy of its current business plan attached as Appendix D. Along with Licensee’s annual update to each Commercial Development Plan described in Section 6.2 above, Licensee will also submit to OHSU within [***] after the end of each calendar year Licensee’s updated business plan.

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7.	RESTRICTIONS

7.1

Use Restrictions. Neither Licensee nor Sublicensees will use the Licensed Products as end users without paying a royalty based on the fair market value of the Licensed Products used, except to (a) obtain regulatory approval of Licensed Products; or (b) demonstrate the Licensed Products to potential customers or partners.

7.2

Sales, Transfer and Encumbrance Restrictions. Neither Licensee nor Sublicensees will sell, lease, license, import, transfer or otherwise dispose of any Licensed Products (a) other than in a manner generating a Net Sale; or (b) for use other than in the Field of Use. Notwithstanding the foregoing, Licensee and Sublicensee may transfer Licensed Products (i) to a contract research organization solely for research and development efforts for the direct benefit of the Licensee or Sublicensee, and (ii) to a third-party solely to demonstrate the Licensed Products to potential customers or partners or (iii) in commercially reasonable amounts for use.as sales samples.

7.3	Compliance with Laws.

(a)

Licensee is subject to all United States laws and regulations, including the Export Administration Act of 1979 and the Arms Export Control Act (collectively, the “Export Acts”) that control the export of technical data, computer software, laboratory prototypes, biological material and other commodities. The transfer of those items may require a license from the U.S. Government or written assurances by Licensee that it will not export such items to certain foreign countries without prior approval from the U.S. Government. OHSU neither represents that a license is required, nor that if required, it will be issued.

(b)

Licensee will at all times and at its expense (i) comply with the Export Acts and obtain all required export licenses and approvals necessary; (ii) register and give the required notice of this Agreement in each country where an obligation exists; and (iii) be solely responsible for ensuring that Licensee’s performance, the Licensed Technology and the Licensed Products comply with all applicable laws, rules, regulations, orders, decrees, judgments and other governmental acts of any foreign governmental authorities having jurisdiction over Licensee or any Sublicensee (including any health and safety rules and regulations and any patent, copyright, trademark or other infringement laws).

7.4	No Endorsement/Use of OHSU’s Name.

(a)	Licensee agrees that it is a startup of OHSU and as such the Parties agree that a press release will be released noting this fact.

(b)

At Licensee’s request, Licensee and OHSU will issue a joint press release regarding the existence of this Agreement in a form acceptable to both Parties. Neither Party will use the name, image, trade or service marks, landmarks, monuments, likeness, logos or any other distinguishing feature of the other Party or any employee of the other Party in any press release, general publication, advertising, marketing, promotional or sales literature (“Releases”), in each case without the prior written consent of the other Party. Once such consent has been made, the Parties agree that each shall have the right to use any information contained therein for future Releases. OHSU has the right to state that Licensee and Sublicensees are licensed under the Licensed Technology. At OHSU’s request and approval of each use prior thereto and to the extent permitted by applicable law, Licensee will include the following statement in its advertising of Licensed Products: “Invented at and licensed by Oregon Health & Science University.”

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(c)

Notwithstanding anything to the contrary, OHSU does not directly or indirectly endorse any product or service provided, or to be provided, by Licensee and/or Sublicensees including the Licensed Product. Licensee will not state or imply any endorsement by OHSU or any of its employees.

7.5

Marking. Licensee will mark, and cause each Sublicensee to mark, all Licensed Products with notices of the Patent Rights and of the conditional license that will enable the Patent Rights to be enforced to their full extent in any country where the Licensed Products are made, used, sold or imported. Licensee will provide evidence of proper marking upon request by OHSU.

8.	BOOKS, RECORDS AND REPORTS

8.1	Notice of First Commercial Transfer. Licensee will notify OHSU of the first transfer for commercial purposes of each Licensed Product in each country in the world within 30 days of each such date.

8.2

Quarterly Reports. Commencing on first commercial transfer of any Licensed Product, Licensee will deliver to OHSU within [***] after the end of each calendar quarter (each, a “Reporting Period”) a written report substantially in the form attached as Appendix C that has been signed by an authorized official of Licensee. Each report will set forth a full accounting of any amounts due OHSU, including the information necessary or desirable to calculate the amount of (a) the continuing royalty payments due under Section 4.3 above for the Reporting Period on a country-by-country basis; (b) the licensing remuneration received during the Reporting Period, or if there were no gross sales/Net Sales or licensing revenue, Licensee will provide a short written statement to OHSU stating that fact; (c) any minimum royalties available as a credit for the Reporting Period; and (d) either the amount due to OHSU for the Reporting Period or the amount of any prepaid minimum royalties that remain available as a credit to Licensee and that will be carried forward to the next Reporting Period. Licensee will also deliver to OHSU a written report for any payment due under Section 10.2 within [***] after the end of each calendar quarter.

8.3

Books and Records. Licensee will keep proper, continuous and complete books and records of account in accordance with accounting practices generally accepted in the United States. Those books and records will accurately reflect the sales upon which the continuing royalty payments are based and all other information necessary for the accurate determination of all payments required under this Agreement. Licensee will retain those books and records for at least five years following their creation.

8.4

Audits. Upon reasonable written notice, OHSU will have the right to copy, inspect and audit the records and books of Licensee and Sublicensees a maximum of once each calendar year during normal business hours for the purpose of verifying the correctness of the payments required under this Agreement. Examination of the books and records for any Reporting Period will not take place more than five years following the end of that Reporting Period. Licensee will, within [***] Licensee receives notice of the amount of any shortfall, pay OHSU that shortfall, plus all applicable late fee charges as described in Section 4.10(b), plus interest at [***] above the prime rate of interest set forth in The Wall Street Journal on the date of the shortfall notice. The costs and expense of any such audit will be born by OHSU unless the audit discloses that Licensee underpaid by [***] or more during any Reporting Period, in which case, Licensee will pay the costs and expense of the audit.

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8.5	Startup Reporting. Licensee agrees it is a startup out of OHSU and as such will provide an annual report substantially in the form of Appendix E.

9.	CONFIDENTIAL INFORMATION

9.1

If Licensee provides Confidential Information to OHSU, it must do so solely through the authorized representative of OHSU designated in Section 16.1. Recipient of Confidential Information will protect and keep that Confidential Information secret and will not (a) disclose that Confidential Information to any person other than to Recipient’s and Sublicensee’s members, employees, consultants, investors, agents and independent contractors with a need to know the Confidential Information to exercise its rights and/or perform its obligations hereunder, and who have agreed to an obligation of confidentiality and prohibition on use at least as protective of the Confidential Information as this Section 9; or (b) use that Confidential Information for any purpose other than to exercise its rights and perform its obligations under this Agreement. Recipient’s obligations under Section 9 expire five years following the later of the expiration or termination of this Agreement.

9.2

If Recipient is required by law, including Oregon Public Records Law, regulation or court order to disclose any of the Confidential Information, it will: (a) promptly notify the Disclosing Party; (b) reasonably assist the Disclosing Party to obtain a protective order or other remedy of Disclosing Party’s election; (c) provide Disclosing Party prior review of any disclosure; (d) only provide that portion of the Confidential Information that is legally required; and (e) make reasonable efforts to obtain reliable assurance that the Confidential Information will be maintained in confidence.

9.3

Given the nature of the Confidential Information and the damage that would result to the Disclosing Party upon unauthorized disclosure, use or transfer of their Confidential Information to any third party, the Parties agree that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Section 9. In addition to all other remedies, Disclosing Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 9. The breaching Party agrees to waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such remedy hereunder.

10.	PROSECUTION, DEFENSE AND MAINTENANCE OF PATENTS

10.1

Prosecution and Maintenance. OHSU will consult with Licensee on material patent matters regarding the Patent Rights within the Field of Use, and use reasonable good faith efforts to implement all reasonable requests made by Licensee with regard to such matters. Further, OHSU will provide Licensee with copies of all material written communications to and from any patent office with respect to the patent applications and patents contained in the Patent Rights regarding the Field of Use. Except as stated below, OHSU will not abandon the prosecution of any patent application or abandon or discontinue the maintenance of any patent or patent application included in the Patent Rights in the Field of Use, without the prior written notification to Licensee. OHSU will endeavor to give Licensee at least [***] prior written notice of its intent to abandon the prosecution of any patent application or to discontinue the maintenance of any patent or patent application included in the Patent Rights in the Field of Use. However, both Parties agree that

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OHSU will have the sole right without obligation (a) to file, prosecute, maintain and defend; (b) determine whether or not, and where, to file patent applications; (c) to abandon the prosecution of any patents or patent applications; (d) to institute, defend and conduct all interferences and/or oppositions; and (e) to discontinue the maintenance of any patents or patent applications included within the Patent Rights. Once Licensee has fully reimbursed OHSU for all Patent Costs and so long as Licensee has fulfilled its obligations in this Agreement and each Technology Addendum, then OHSU shall not unilaterally abandon the prosecution of any patent application or abandon or discontinue the maintenance of any patent or patent application included in the Patent Rights. If Licensee is in default of this Agreement or any Technology Addendum and the cure period for such default has expired, or if Licensee has not fully reimbursed OHSU for all Patent Costs, then OHSU may unilaterally abandon the prosecution of any patent application or abandon or discontinue the maintenance of any patent or patent application included in the Patent Rights.

Once Licensee has fully reimbursed OHSU for all Patent Costs, Licensee may elect at any time by written notice to OHSU to take responsibility from OHSU for the prosecution and maintenance of the Patent Rights, including the direct payment of all ongoing costs for such prosecution and maintenance. OHSU will cooperate in the transfer of prosecution and maintenance of the Patent Rights to Licensee as rapidly as practicable and at Licensee’s expense.

Licensee will consult with OHSU on material patent matters regarding the Patent Rights, and use reasonable good faith efforts to implement all reasonable requests made by OHSU with regard to such matters. Further, Licensee will provide OHSU with copies of all material written communications to and from any patent office with respect to the patent applications and patents contained in the Patent Rights. Licensee will not abandon the prosecution of any patent application or abandon or discontinue the maintenance of any patent or patent application included in the Patent Rights without the prior written notification to OHSU. Licensee will endeavor to give OHSU at least [***] prior written notice of its intent to abandon the prosecution of any patent application or to discontinue the maintenance of any patent or patent application included in the Patent Rights at which time OHSU will be responsible for prosecution of the patent application or maintenance of the patent if it chooses to continue prosecution or maintenance of the patent. If Licensee is in default of this Agreement or any Technology Addendum and a [***] cure period for such default has expired, or if Licensee has not fully reimbursed OHSU for all Patent Costs, then OHSU may assume, at its discretion and with written notice to Licensee, responsibility for the prosecution and maintenance of the Patent Rights. Licensee will cooperate in the transfer of prosecution and maintenance of the Patent Rights to OHSU as rapidly as practicable and at Licensee’s expense. Prior to Licensee (i) entering liquidation, (ii) having a receiver or administrator appointed over any assets related to this Agreement, (iii) making any voluntary assignment with or for the benefit of any of its creditors, (iv) ceasing to carry on business, or any similar event under the law of any foreign jurisdiction, OHSU shall assume, at its discretion, responsibility for the prosecution and maintenance of the Patent Rights and Licensee will transfer the prosecution and maintenance of the Patent Rights to OHSU immediately

10.2

Reimbursement of Ongoing Patent Costs. Licensee agrees to reimburse OHSU for Patent Costs as specified within each Technology Addendum unless Licensee has surrendered its rights under Section 10.4 below.

10.3

Cooperation and Disclosure. Licensee will promptly inform OHSU of all matters that come to its attention that may affect the preparation, filing, prosecution, defense or maintenance of the Patent Rights. Licensee has a continuing responsibility to keep OHSU informed of its and all Sublicensees’ entity status, including any change from “small” to “large” entity (as defined by the United States Patent and Trademark Office).

CONFIDENTIAL	Page 13 of 30

10.4

Loss of Rights. If Licensee elects not to pay the Patent Costs or does not further pursue the filing, prosecution, defense and/or maintenance of any patent application or patent in any country or for any patent or patent application, and OHSU acting in reliance on that election ceases to prosecute or defend that patent application or maintain or defend that patent in that country, then Licensee will not sell any product or provide any processes covered by the claims of that patent as issued, or in the case of an application, covered in the claims as written at the time Licensee notifies OHSU of its decision not to support the application, unless [***]. Such election shall not relieve Licensee of its obligation to pay OHSU for any Patent Costs owing at the time of such election. If Licensee elects not to pay the Patent Costs for the filing, prosecution, defense and/or maintenance of any patent application or patent on a worldwide basis, then such patent or patent application will be excluded from the term “Patent Rights” and all rights relating to such patent application or patents will revert to OHSU without further obligation to Licensee and may be freely licensed by OHSU to others.

10.5

Patent Term Extension. The Parties will cooperate in selecting a patent within the Patent Rights to seek a term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith.

10.6

Challenge. In the event Licensee intends to challenge the validity or enforceability of any of the Patent Rights, Licensee will (a) give OHSU [***] prior written notice; (b) continue to make all payments required hereunder directly to OHSU without the right to pay into escrow or other account any such amounts; [***]. For purposes of clarity, Licensee agrees that no payment made to OHSU is refundable or may be offset, including any amounts paid under this Agreement prior to or during the period of the challenge, even if the challenge is successful or it is otherwise determined that the Patent Rights do not include valid claims.

11.	PATENT ENFORCEMENT

11.1

Enforcement Rights. If either OHSU or Licensee becomes aware of any actual or threatened infringement of any Licensed Technology, that Party will promptly notify the other of each infringement or possible infringement, as well as any facts that may affect the validity, scope or enforceability of the Patent Rights (the “Infringement Notice”). The Parties will reasonably cooperate with each other to abate that infringement without litigation.

(a)

If within [***] after the date of the Infringement Notice, attempts to abate such infringement are unsuccessful, then Licensee may bring an action to enforce the Patent Rights in the Field of Use at its own expense, provided Licensee first notifies OHSU and carefully considers OHSU’s views before initiating and throughout that suit. In that case, OHSU will cooperate with Licensee as reasonably requested, at Licensee’s expense, and may be named as a nominal party plaintiff to support such enforcement action.

(b)

If Licensee fails to bring an action within [***] after the date the Infringement Notice, OHSU may bring an action at its own expense, in which case Licensee will cooperate with OHSU, including joining the suit as reasonably requested, at OHSU’s expense. The Party initiating and maintaining the action will keep the other Party reasonably apprised of the status and progress of the litigation.

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11.2	Fees and Costs. In any infringement action brought under Section 11.1(a), Licensee will pay [***].

11.3	Settlement and Recovery.

(a)

Licensee agrees OHSU owns the Licensed Technologies, and Licensee will not settle any action or other proceeding in any manner that includes an admission of fault and/or is prejudicial to OHSU, including any of the rights regarding the Licensed Technologies, without OHSU’s prior written approval.

(b)

Any recovery made by Licensee, through court judgment or settlement, will be applied first to [***], and second, to [***]. However, Licensee shall not be required to reimburse OHSU for royalties that it would have received beyond the total amount that Licensee receives through court judgment or settlement. [***]. Should OHSU be made a Party to any suit described in Section 11.1(a), [***] as a result of and in opposing that action.

(c)

Both Parties acknowledge that in the event that patent enforcement litigation occurs at any time after the commercialization of a vaccine product covered by Patent Rights in this Agreement, one or more Sublicensees will need to be integrally involved in the litigation proceedings and may have significant economic stakes in the outcome of such proceedings. In such an event, the Parties agree to use reasonable efforts to renegotiate this Section 11.3 of this Agreement in a manner that takes into account the involvement of Sublicensee(s) in the proceedings and their economic interests in the outcome of such proceedings.

12.	REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

12.1

Mutual Representations and Warranties. Each Party represents and warrants to the other that (a) it is and will be at all times during the Term a valid legal entity existing under the law of its state of incorporation with the power to own all of its properties and assets and to carry on its business as it is currently being conducted; and (b) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this binding Agreement.

12.2

Disclaimers. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY NOT EXPRESSLY SET FORTH IN SECTION 12.1, AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, COURSE OF DEALING, USAGE, AND TRADE PRACTICE, WITH RESPECT TO THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE LICENSED TECHNOLOGIES; THAT ANY PATENT WILL ISSUE BASED UPON ANY OF THE PENDING PATENT RIGHTS; OR THAT THE MANUFACTURE, USE, SALE, OFFER FOR SALE OR IMPORTATION OF ANY LICENSED PRODUCTS WILL NOT INFRINGE PROPERTY RIGHTS. IN NO EVENT WILL OHSU BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, OR ANY OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES. NOTHING WILL LIMIT OHSU’S REMEDIES OR ABILITY TO RECOVER DAMAGES IN THE EVENT OHSU ASSERTS ITS INTELLECTUAL PROPERTY RIGHTS, INCLUDING INCREASED DAMAGES FOR WILLFUL INFRINGEMENT.

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12.3

Prohibition Against Inconsistent Representations. Licensee will not make any statements, representations or warranties, or accept any liabilities or responsibilities whatsoever which are inconsistent with any term or condition of this Agreement.

13.	INSURANCE

13.1

Licensee will maintain general and product liability insurance with deductibles and minimum limits of liability in amounts commensurate with industry standards and sufficient to satisfy its obligation hereunder, including Section 14.1. Evidence of insurance will be provided to OHSU upon request.

14.	INDEMNIFICATION

14.1

Licensee will indemnify, defend and hold harmless OHSU, its directors, trustees, officers, employees, students, fellows, agents, consultants, the sponsors of the research that led to the Licensed Technologies and the Inventors (“OHSU Indemnitees”) from and against all claims, liabilities, demands, damages, costs, expenses (including attorney fees and costs) and losses, including (a) for death, personal injury, illness and property damage arising from or relating in any way to this Agreement, including the Licensed Products; (b) the use or misuse of the Licensed Technologies and/or Licensed Products by or on behalf of Licensee, Sublicensees, their customers, suppliers, independent contractors and other third persons; (c) the design, manufacture, distribution, storage, sale, import and/or use of any Licensed Products or other products or processes developed in connection with or arising out of the Licensed Technologies; and (d) Licensee’s and/or Sublicensees’ negligence and willful malfeasance. OHSU will reasonably cooperate with Licensee, at Licensee’s expense, in the defense of such action; provided that under no circumstances will Licensee or any party acting on its behalf make any admissions of fault or impose any material obligation on OHSU Indemnitees, including with respect to the Licensed Technologies.

14.2

To the extent necessary to satisfy its obligations to OHSU under Section 14.1, Licensee hereby waives any immunity or exemption from liability for the personal injury or death of its employees that may exist under, or any right to receive contribution from OHSU created by, the workers’ compensation laws of the state where the injury occurs or the employee is located.

15.	TERM AND TERMINATION

15.1	Expiration. This Agreement is effective as of the Effective Date and unless sooner terminated under this Section 15, will expire at the end of the Term.

15.2	Termination by Either Party.

(a)

Either Party may terminate this Agreement, and/or any Technology Addendum, if the other Party commits a breach and fails to remedy such breach within 30 days after receiving written notice. If OHSU is unable to determine Licensee’s and its Sublicensee’s compliance with the terms and conditions of this Agreement, and/or any Technology Addendum, because Licensee has not provided sufficient communications required by this Agreement and any Technology Addendum, the Parties agree that such failure to provide will also be deemed evidence of Licensee’s failure to perform activities to which were to be reported in such communications.

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(b)

This Agreement will terminate if the other Party enters liquidation, has a receiver or administrator appointed over any assets related to this Agreement, makes any voluntary assignment with or for the benefit of any of its creditors, or ceases to carry on business, or any similar event under the law of any foreign jurisdiction. If either Party enters into any of the above actions inadvertently, and such Party fails to remedy such inadvertent action within 30 days of such action, then this Agreement will terminate immediately.

15.3

Licensee’s Termination Rights. At any time following the first anniversary of the Effective Date, Licensee may terminate this Agreement by giving OHSU 60 days’ written notice, paying OHSU all sums then due and payable, and making a termination payment of [***], except in the case where [***].

15.4

Termination by OHSU. OHSU does not license its rights to entities that bring suit against it and as such, OHSU may immediately terminate this Agreement if Licensee or any Sublicensees directly or indirectly bring any business-related action or proceeding against OHSU, including any pertaining to tangible or intellectual property owned by OHSU unless such suit is for an uncured material breach of this Agreement by OHSU.

15.5	Consequences of Expiration/Termination. Upon expiration or earlier termination of this Agreement for any reason whatsoever:

(a)	All Technology Addendums shall terminate;

(b)	Licensee will immediately discontinue, and will cause its Sublicensees to immediately discontinue, the manufacture, use, marketing, importation and sale of all Licensed Products;

(c)	Neither Party will be discharged from any liability or obligation to the other Party that arose, accrued or became due before the effective date of expiration or termination;

(d)

Within [***] after the expiration or earlier termination of this Agreement for any reason, Licensee will submit a final report in form and content similar to the Quarterly Report and pay all amounts required to be paid to OHSU under this Agreement, including the prorated minimum annual license maintenance payment and minimum annual royalty payments;

(e)

Sections that by their nature prescribe continuing rights and obligations will survive until their purposes are fulfilled, including Section 7 (Restrictions), 8 (Books, Records and Reports), 9 (Confidential Information), 12 (Representations, Warranties and Disclaimers), 13 (Insurance), 14 (Indemnification) and 16 (General Provisions);

(f)

Each Party will promptly return or destroy the Confidential Information of the other Party (except that each Party may retain one copy of the other Party’s Confidential Information solely for archival purposes), and will deliver a certificate signed by one of its authorized officers that it has done so; and

(g)

All rights licensed or transferred by OHSU to Licensee under this Agreement will revert to OHSU, all sublicenses will terminate, and Licensee agrees to execute and deliver all instruments necessary or desirable to effectuate the foregoing. In the case where Licensee has had direct responsibility for prosecution and maintenance of the Patent Rights, Licensee shall do everything necessary to revert patent prosecution back to OHSU.

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16.	GENERAL PROVISIONS

16.1

Notices. All notices or other communications given hereunder shall be in writing, shall be signed by an officer of the Party sending such notice or other communication, and shall be delivered by hand, by overnight courier, by electronic mail or by facsimile with all delivery charges prepaid and addressed to the Parties as follows:

If to OHSU: [***]

If to Licensee: [***]

Communications under Sections 10 and 11 may also be made by verbal disclosure in person and/or telephonically. All such notices and communications will be effective on the date delivered, if in person or telephonically, on the date of the postmark of that notice or communication if by courier, and on the date of the date stamp of that notice or communication if by electronic mail or facsimile. Either Party may change its address by giving notice of that change to the other Party.

16.2

Waivers. Neither Party will be deemed to have waived any of its rights under this Agreement until it has signed a written waiver of those rights. Without limiting the preceding, no failure or delay by either Party in exercising any rights, powers or remedies under this Agreement will operate as a waiver of any such right, power or remedy, and no waiver will constitute a waiver of any other provision, breach, right or remedy, nor will any waiver constitute a continuing waiver or be effective except for the specific instance and for the specific purpose given.

16.3

Amendments. If either Party wishes to modify this Agreement or any Technology Addendum, the Parties will confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by both Parties.

16.4

Assignment. Except upon the sale, assignment or transfer of substantially all assets of Licensee to a third party, Licensee will not assign or transfer its interests in nor delegate its obligations under this Agreement or any Technology Addendum, whether by transfer, merger, operation of law or otherwise without OHSU’s written consent, which will not be unreasonably withheld. A Change of Control of Licensee (voting or otherwise) will not be deemed an assignment for purposes of this Section 16.4. This Agreement will be binding on and inure to a Party’s successors and assigns. OHSU has the right to assign its Licensed Technologies and this Agreement to any successor or assign. Licensee shall notify OHSU of any and all such sales, assignments or transfers within a reasonable time period of such action being finalized.

16.5

Governing Law; Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon without reference to any choice of law provisions, the Uniform Commercial Code or the International Convention on the Sale of Goods. Subject to Section 16.7, any claim, action or suit between OHSU and Licensee and/or Sublicensee that arise out of or relate to this Agreement and that is not barred by sovereign immunity will be brought and conducted solely and exclusively within the Circuit Court for Multnomah County, Oregon, provided however, if any such claim, action or suit may be brought only in a federal forum or pertains to the enforcement of the Patent Rights, and does not waive sovereign immunity on behalf of OHSU unless OHSU so elects at that time, such claim, action or suit will be brought and conducted solely and exclusively within the United States District Court of Oregon and Licensee and/or Sublicensee consents to the jurisdiction of and venue in those courts. Nothing herein will be construed as a waiver of sovereign immunity.

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16.6

Severability. The terms and conditions of this Agreement are severable. If any term or condition of this Agreement is rendered invalid or unenforceable by any law or regulation, or declared null and void by any court of competent jurisdiction, that part will be reformed, if possible, to conform to law, and if reformation is not possible, that part will be deleted in such jurisdiction only and the remainder of the terms and conditions of this Agreement as well as the invalid or unenforceable term or condition in all jurisdictions where valid and enforceable will remain in full force and effect, unless enforcement of this Agreement without the invalid or unenforceable term or condition would be grossly inequitable under the circumstances or would frustrate the primary purpose of this Agreement.

16.7

Dispute Resolution. The Parties agree to first attempt to settle amicably any controversy or claim arising out of or relating to this Agreement by providing copies of documents reasonably requested to enable a Party to evaluate its position. If the Parties are unable to settle amicably any controversy or claim then both Parties agree that all disputes between them arising out of or relating to this Agreement will be submitted to non-binding mediation unless the Parties mutually agree otherwise in writing. Licensee further agrees to include a similar provision in all agreements with Sublicensees thereby providing for mediation as the first and primary method for dispute resolution between the parties to those agreements. All parties agree to exercise their best effort in good faith to resolve all disputes in mediation provided, however, nothing will limit OHSU’s remedies or ability to enforce its rights in the Licensed Technology in any jurisdiction or manner.

16.8

Independent Contractor; No Agency. Neither Party will be deemed to be the employee, representative, agent, joint venturer or partner of the other Party for any purpose. Neither Party has the authority to obligate or bind the other, or to incur any liability on behalf of the other, nor to direct the employees of the other.

16.9

Interpretation. Both Parties have had the opportunity to have this Agreement reviewed by their attorneys. Therefore, no rule of construction or interpretation that favors or disfavors either Party will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms. The captions or headings of this Agreement are for convenience of reference only. They will not limit or otherwise affect the meaning or interpretation of any provision of this Agreement. The words “includes” and “including” are not limited in any way and mean “includes or including without limitation.” The word “person” includes individuals, corporations, partnerships, limited liability companies, co-operatives, associations and other natural and legal persons. The term “and/or” means each and all of the persons, words, provisions or items connected by that term; i.e., it has a joint and several meaning. The word “will” is a synonym for the word “shall”. All attachments to this Agreement are a part of and are incorporated in this Agreement.

16.10

Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement. This Agreement may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

16.11

Entire Agreement. With respect to the Licensed Technologies, this Agreement, including its Appendices and Technology Addendums that are incorporated herein by reference, is the entire agreement between the Parties and supersedes all prior discussions, representations, warranties and agreements, both written and oral between the Parties, including but not limited to the Master Exclusive License Agreement dated June 22, 2012.

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OHSU:

OREGON HEALTH & SCIENCE UNIVERSITY

	/s/ Andrew R.O. Watson	August 18, 2014
	Andrew R.O. Watson, PhD, CLP	Date
Director, Technology Transfer

LICENSEE:
TOMEGAVAX, INC.

By:	/s/ Andrew R.O. Watson	8-18-2014
	Signature of Authorized Official	Date

Printed Name Klaus Frueh

Title President

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APPENDIX A

COMMERCIAL DEVELOPMENT PLAN

[***]

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APPENDIX B

FORM OF ANNUAL UPDATE TO THE COMMERCIAL DEVELOPMENT PLAN

To: Oregon Health & Science University (“OHSU”)

From:	(“Licensee”)
Date:

Period Covered by Report: January 1, 20 through December 31, 20 (the “Reporting Period”).

This Annual Update to the Commercial Development Plan Report (this “Report”) is provided by Licensee to OHSU pursuant to their Exclusive License Agreement dated                      regarding Invention Disclosure No(s)                     (the “Agreement”).

1.	A copy of Licensee’s Commercial Development Plan in effect for the Reporting Period covered by this Report is attached to this Report as Exhibit A (the “Current Plan”).

2.	[***]

3.

A copy of Licensee’s updated Commercial Development Plan, including the anticipated date of first transfer of Licensed Product for commercial purposes if such transfer has not been made as of the date of this Report, is attached to this Report as Exhibit C (the “New Plan”).

4.

A listing of any new investigational new drug (IND) application(s) filed on Licensed Products in the past year with information on which Patent Rights the Licensee believes covers such Licensed Product.

5.	[***]

This Report is true, accurate and complete in all material respects.

[must be signed and dated by officer of Licensee]

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APPENDIX C

FORM OF QUARTERLY REPORT

Name of Licensee:	Invention Disclosure #

Reporting Period:

A.	Royalties

[***]

B.	Milestone payments

C.	License maintenance payments

D.	Sublicensee payments

[***]

THE INFORMATION IN THIS REPORT IS TRUE, ACCURATE AND COMPLETE FOR THE REPORTING PERIOD SPECIFIED ABOVE.

LICENSEE:

By:
Signature of Authorized Official	Date

Printed Name

Title

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APPENDIX D

LICENSEE’S BUSINESS PLAN

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APPENDIX E

STARTUP REPORTING

Reported for the fiscal year ________

1. Average number of full-time employees during the fiscal year beginning July 1, ending June 30.

2. Total amount of investment capital raised, including convertible bonds and other sources of equity and debt financing.

3. Total amount of funding from grants received by Licensee (SBIR, STIR, Foundation, etc).

4. Joint ventures, including contract manufacturing and co-development for the purpose of Licensed Product development (please indentify joint ventures with Oregon companies).

5. List of Licensed Products under development.

6. List of Licensed Products currently being sold.

7. Total square footage of space occupied in Oregon for: a) office space, and b) laboratory space.

LICENSEE:

By:
Signature of Authorized Official	Date

Printed Name

Title

CONFIDENTIAL	Page 25 of 30

APPENDIX F

STOCK ACQUISITION AGREEMENT

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APPENDIX G

FORM OF THE TECHNOLOGY ADDENDUM FOR LICENSEE TO EXCLUSIVELY

LICENSE OHSU’s RIGHTS IN FUTURE PATENTS JOINTLY OWNED BY BOTH PARTIES

FROM OHSU (NOT APPLICABLE FOR ANU FUTURE PATENTS BY OHSU, LICENSEE

AND ANY ADDITIONAL THIRD PARTY)

This Technology Addendum No. _ (this “Technology Addendum”), dated and effective as of (DATE) (the “Technology Addendum Effective Date”), is between the Oregon Health & Science University, having offices at 0690 SW Bancroft Street, Portland, Oregon 97239 (“OHSU”), and TomegaVax, Inc., having offices at 12909 SW 68th Parkway, Suite 430, Portland, Oregon 97223-8387 (“Licensee”). OHSU and Licensee are herein referred to each as a “Party” and collectively as the “Parties.”

1.	BACKGROUND

1.1	OHSU and Licensee have entered into a Master Exclusive License Agreement dated June 22, 2012 (the “Agreement”) and subsequently revised and restated on (DATE).

1.2	OHSU has certain inventions and discoveries generally described in OHSU Invention Disclosure entitled (TITLE) (the “Invention”).

1.3	OHSU desires the Invention to be utilized for the public benefit to the fullest extent possible.

1.4	Licensee intends to bring together the scientific and business talent, facilities and capital to develop and market products and processes based upon the Invention.

1.5	Licensee wishes to obtain from OHSU, and OHSU is willing to grant to Licensee, a license to exploit the Invention subject to the terms and conditions set forth in the Agreement and set forth below.

2.	DEFINITIONS

Capitalized terms used in this Technology Addendum shall have the meaning as set forth in the Agreement unless otherwise stated herein.

2.1

“Addendum Term” means the period beginning on the Technology Addendum Effective Date and ending on the date when (a) the last patent and patent application included within the Patent Rights have expired, been abandoned, or been finally adjudicated as invalid or unenforceable by a non-appealable order; or (b) 10 years, whichever is later.

2.2	“Field of Use” means all fields of use.

“Licensed Product” means (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any Licensed Technology but for the exception in 35 U.S.C. §271(e)(1), or similar exception in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any Licensed Technology but for the exception in 35 U.S.C. §271(c)(1), or similar exception in the U.S. or foreign jurisdictions.

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2.3	“Licensed Technology” means a pending or issued claim of the Patent Rights.

2.4

“Patent Rights” means the patents and patent applications listed on Appendix A to this Technology Addendum, PCT, U.S. and foreign applications thereon, including continuations, continuations-in-part (but only to the extent of subject matter therein that is described sufficiently in the patents and patent applications listed on Appendix A to satisfy the requirements of 35 U.S.C. §112) and divisionals, patents issuing from any of the foregoing, and reissues, extensions, supplementary protection certificates, substitute applications, and reexaminations of any of the foregoing.

3.	GRANT OF RIGHTS

Exclusive Patent License. Subject to the terms and conditions of this Technology Addendum and the Agreement, and Licensee’s compliance therewith, OHSU grants to Licensee an exclusive, worldwide and nontransferable (except as provided below) license in the Field of Use under the Patent Rights, to make, have made, use, offer to sell, sell, have sold, export and import Licensed Products for the Field of Use.

4.	PAYMENTS

As partial consideration for the rights granted to Licensee under this Technology Addendum, in addition to the payments described in the Agreement, Licensee will pay OHSU the following:

4.1

Additional Royalty Payments. In addition to the Royalty Payments described in Section 4.3 of the Agreement, Licensee shall pay OHSU an additional royalty of [***] on all Net Sales of any Licensed Products (for the second Technology Addendum for jointly held patents exclusively licensed by OHSU to Licensee and any subsequent such Technology Addendums, the additional royalty amount will be [***] per patent).

4.2

Reimbursement of Patent Costs. Within [***] after the Technology Addendum Effective Date, Licensee will pay OHSU for any Patent Costs (if any) on the Patent Rights incurred by OHSU as of the date of signing of this Technology Addendum. Licensee agrees to reimburse OHSU for all additional Patent Costs incurred on the Patent Rights within [***] of invoice unless Licensee has surrendered its rights under Section 10.4 of the Agreement.

5.	COMMERCIALIZATION

5.1

Diligence. Licensee will diligently develop, manufacture or have manufactured, market and sell Licensed Products as soon as practicable consistent with reasonable business practices and judgment and any obligations to the U.S. government specified in the Agreement. Licensee shall follow the diligence benchmarks as described in Section 6.1 of the Agreement.

Commercial Development Plan. Licensee will perform substantially as described in the Commercial Development Plan attached as Appendix A to the Agreement.

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6.	TERM AND TERMINATION

6.1

Expiration. This Technology Addendum is effective as of the Technology Addendum Effective Date and unless sooner terminated under this Section 6, or as specified in the Agreement, will expire at the end of the Addendum Term.

7.	GENERAL PROVISIONS

7.1

Interpretation. Both Parties have had the opportunity to have this Technology Addendum reviewed by their attorneys. Therefore, no rule of construction or interpretation that favors or disfavors either Party will apply to the interpretation of this Technology Addendum. Instead, this Technology Addendum will be interpreted according to the fair meaning of its terms. The captions or headings of this Technology Addendum are for convenience of reference only. They will not limit or otherwise affect the meaning or interpretation of any provision of this Technology Addendum. The words “includes” and “including” are not limited in any way and mean “includes or including without limitation.” The word “person” includes individuals, corporations, partnerships, limited liability companies, co-operatives, associations and other natural and legal persons. The term “and/or” means each and all of the persons, words, provisions or items connected by that term; i.e., it has a joint and several meaning. The word “will” is a synonym for the word “shall”. All attachments to this Technology Addendum are a part of and are incorporated in this Technology Addendum.

7.2

Counterparts; Facsimile Delivery. This Technology Addendum may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement. This Technology Addendum may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

7.3

Entire Agreement. With respect to the Licensed Technology, this Technology Addendum and the Agreement, including their Appendices which are incorporated herein by reference, is the entire agreement between the Parties and supersedes all prior discussions, representations, warranties and agreements, both written and oral between the Parties.

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CONFIDENTIAL	Page 29 of 30

OHSU:

OREGON HEALTH & SCIENCE UNIVERSITY

Name	Date
Title

LICENSEE:
TOMEGAVA.X, INC.

By:
Signature of Authorized Official	Date

Name
Title

CONFIDENTIAL	Page 30 of 30